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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  JUNE 19, 2000
                                 Date of Report

                               (Earliest Reported
                             Event is June 8, 2000)

                           ARIAD PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                           COMMISSION FILE NO. 0-21696


              DELAWARE                                    22-3106987
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or jurisdiction)


26 LANDSDOWNE STREET
CAMBRIDGE, MASSACHUSETTS                                    02139
(Address of principal                                     (Zip Code)
executive offices)


                                 (617) 494-0400
               Registrant's telephone number, including area code:

       Not applicable
--------------------------------------------------------------------------------
(Former names or former address, if changed since last report)

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Item 5. On June 19, 2000, ARIAD Pharmaceuticals, Inc. issued the following press release:


                                  PRESS RELEASE

June 19, 2000                 Contact: Jay R. LaMarche
                                       Chief Financial Officer, ARIAD
                                       (617) 494-0400

                                       Tom Pearson (for media)
                                       Pearson Communications
                                       (610) 407-9260

                                       Eytan Apter (for investors)
                                       SmallCaps Online Group, LLC
                                       (212) 554-4158

ARIAD Adopts New Rights Agreement

         Cambridge, Massachusetts, June 19, 2000 -- ARIAD Pharmaceuticals, Inc. announced that the Board of Directors adopted a new Rights Agreement dated as of June 8, 2000 between the Company and State Street Bank and Trust Company, as Rights Agent, and approved the declaration of a dividend distribution of one Preferred Share Purchase Right (a "Right") on each outstanding share of its Common Stock. In general, the Rights become exercisable if a person or group hereafter acquires 15% or more of the Common Stock of the Company or announces a tender offer for 15% or more of the Common Stock. The Board of Directors will in general be entitled to redeem the Rights at one cent per Right at any time before any such person hereafter acquires 15% or more of the outstanding Common Stock.

         The Rights are not being distributed in response to any specific effort to acquire the Company. The Rights are designed to assure that all shareholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other tactics designed to gain control of the Company without paying all shareholders a fair price.

         If a person hereafter acquires 15% or more of the outstanding Common Stock of the Company (the "Acquiring Person"), each Right will entitle its holder to purchase, for an initial exercise price of $65, a number of shares of Common Stock having a market value at that time of twice the Right's exercise price. Rights held by the Acquiring Person will become void. If the Company is acquired in a merger or other business combination transaction after a person acquires 15% or more of the Company's Common Stock, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

         The dividend distribution will be payable on July 19, 2000 to shareholders of record on June 19, 2000. The Rights will expire in ten years. The Rights distribution is not taxable to shareholders.

         The Company also announced that the Board of Directors adopted two amendments to the Rights Agreement dated December 15, 1994, as amended between the Company and State Street Bank and Trust Company, as Rights Agent. As a result of these amendments, the adoption of the new Rights Agreement and the setting of a record date to distribute new Rights, the Rights Agreement dated December 15, 1994, as amended, between the Company and State Street Bank and Trust Company, as Rights Agent, is no longer in effect.

         ARIAD Pharmaceuticals, Inc. (www.ariad.com) is a leader in the discovery and development of gene therapy, cell therapy, stem cell therapy and protein therapy products featuring dose-dependent regulation by small-molecule drugs, as well as small-molecule inhibitors of signal transduction.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 19, 2000                          ARIAD PHARMACEUTICALS, INC.



                                             By: /s/ Jay R. LaMarche
                                                 -------------------------------
                                             Name: Jay R. LaMarche
                                             Title: Treasurer